Exhibit 5.1

August 2, 2023

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

Re:	Inspire Veterinary Partners, Inc. Registration Statement on Form S-1 (Registration No. 333-271198)

Ladies and Gentlemen:

We have acted as counsel for Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of the public offering and sale of the following securities of the Company (the “Securities”):

1.          Up to 1,500,000 shares of Class A Common Stock of the Company, together with up to 225,000 additional shares of Class A Common Stock potentially issuable pursuant to the over-allotment option described in the Registration Statement, to be offered and sold by the Company at an assumed offering price of between $4.00 and $6.00 per share (collectively, the “IPO Shares”);

2.          Up to 925,001 shares of Class A Common Stock of the Company currently issued and outstanding to be offered and sold by certain selling shareholders as described in the Registration Statement (collectively, the “Resale Shares”);

3.          Up to 663,688 shares of Class A Common Stock of the Company issuable upon exercise of certain warrants previously issued by the Company (collectively, the “Warrant Shares”);

4.          Up to 1,275,865 shares of Class A Common Stock of the Company issuable upon conversion of certain subordinated convertible debentures previously issued by the Company (collectively, the “Debenture Shares”);

5.          Up to 1,474,861 shares of Class A Common Stock of the Company issuable upon the conversion of shares of Series A Preferred Stock previously issued by the Company (collectively, the “Series A Conversion Shares”); and

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August 2, 2023

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6.          Up to 408,500 shares of Class A Common Stock of the Company issuable upon conversion of certain shares of Class B Common Stock previously issued by the Company (collectively, the “Class B Conversion Shares”).

The IPO Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Spartan Capital Securities, LLC, as representative of the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) certain records of the Company’s corporate proceedings as reflected in its minute books and official shareholder lists; (e) the form Underwriting Agreement; (f) the warrants referenced in paragraph 3, above; (g) the subordinated convertible debentures referenced in paragraph 4, above; (h) the certificate of designation for the Series A Preferred Stock referenced in paragraph 5, above; and (i) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that:

a.           the IPO Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares have been issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A Common Stock.

b.           The Resale Shares are are currently validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

c.           The warrants referenced in paragraph 3, above, have been duly and validly issued by the Company, and when such warrants been validly exercised in accordance with the terms thereof and the Warrant Shares have paid for as required thereunder, the Warrant Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A Common Stock.

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August 2, 2023

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d.           The subordinated convertible debentures referenced in paragraph 4, above, have been duly and validly issued by the Company, and when such debentures have been validly converted in accordance with the terms thereof, the Debenture Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A Common Stock.

e.           The shares of Series A Preferred Stock referenced in paragraph 5, above, have been duly and validly issued by the Company, and when such shares of Series A Preferred Stock have been validly converted in accordance with the terms of the Certificate of Designation therefor, the Series A Conversion Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A Common Stock.

f.            The shares of Class B Common Stock referenced in paragraph 6, above, have been duly and validly issued by the Company, and when such shares of Class B Stock have been validly converted in accordance with the terms of the Company’s Articles of Incorporation, the Class B Conversion Shares will be validly issued, fully paid and non-assessable shares of the Company’s Class A Common Stock.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Sincerely,

The Crone Law Group P.C.

/s/ The Crone Law Group P.C.